EXHIBIT 99.2

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should seek your own financial advice immediately from your own appropriately authorized independent financial advisor.

If you have sold or transferred all of your holdings of New York Registry Shares of KLM Royal Dutch Airlines, please forward this document and all accompanying documents to the stockbroker, bank or other agent through whom the sale or transfer was affected, for transmission to the purchaser or transferee.

NOTICE OF GUARANTEED DELIVERY

To Tender New York Registry Shares (the “KLM NY Registry Shares”)

of

KLM ROYAL DUTCH AIRLINES

In Exchange for

American Depositary Shares (the “Air France ADSs”)

and American Depositary Warrants (the “Air France ADWs”)

of

SOCIÉTÉ AIR FRANCE

Pursuant to the Prospectus,

dated April 5, 2004 (the “Prospectus”)

As set forth in the Prospectus under “The Offer—Procedures for Tendering—Holders of KLM New York Registry Shares—Guaranteed Delivery Procedures”, this Notice of Guaranteed Delivery (or a form substantially equivalent hereto) must be delivered to Citibank, N.A., as U.S. Exchange Agent, in order to tender your KLM NY Registry Shares and accept the offer (the “Exchange Offer”) by société Air France, a company organized under the laws of the Republic of France (“Air France”), described in the Prospectus if (i) your KLM NY Registry Shares are not immediately available, (ii) the procedures for book-entry transfer of your KLM NY Registry Shares to the U.S. Exchange Agent cannot be completed on a timely basis, or (iii) time will not permit all required documents to reach the U.S. Exchange Agent prior to the expiration of the Exchange Offer. Such Notice of Guaranteed Delivery, properly completed and executed, including a signature guarantee by an Eligible Institution, may be delivered by hand, by mail or by overnight courier to the U.S. Exchange Agent at the applicable address set forth below. See the Guaranteed Delivery Procedures described in the Prospectus under “The Offer—Procedures for Tendering—Holders of KLM New York Registry Shares—Guaranteed Delivery Procedures”. Certain terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

The U.S. Exchange Agent is:

Citibank, N.A.

By Mail: CITIBANK, N.A. Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208

By Hand:

CITIBANK, N.A.

c/o Securities Transfer and Reporting Services, Inc.

Attn: Corporate Actions

100 Williams Street – Galleria

New York, New York 10038

For information, call toll free:

(800) 308-7887

By Overnight Courier: CITIBANK, N.A. Corporate Actions 161 Bay State Drive Braintree, MA 02184

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above does not constitute a valid delivery.

If you hold your KLM NY Registry Shares through the book-entry facilities of The Depository Trust Company (“DTC”), this Notice of Guaranteed Delivery must be delivered to the U.S. Exchange Agent by a participant in DTC’s book-entry facility by means of the DTC book-entry transfer confirmation system.

This Notice of Guaranteed Delivery is not to be used to guarantee a signature. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE IN THE UNITED STATES AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, MAY 3, 2004, UNLESS THE EXCHANGE OFFER IS EXTENDED.

Ladies and Gentlemen:

The undersigned hereby tenders to société Air France upon the terms and subject to the conditions set forth in the Prospectus pursuant to the Guaranteed Delivery Procedures described therein under “The Offer—Procedures for Tendering—Holders of KLM New York Registry Shares—Guaranteed Delivery Procedures”:

Name of Holder(s) of KLM NY Registry Shares:

Address(es) of Holder(s) of KLM NY Registry Shares:

Daytime Telephone Number(s) of Holder(s) of KLM NY Registry Shares:

E-Mail Address(es) of Holder(s) of KLM NY Registry Shares:

Signature(s)

Date:

Total Number of KLM NY Registry Shares Tendered Hereby:

3

GUARANTEE

The undersigned, an Eligible Institution (as defined in the Prospectus), hereby guarantees that the undersigned will deliver to the U.S. Exchange Agent the KLM NY Registry Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees and any other required documents, all within three (3) New York Stock Exchange trading days after the date hereof.

Name of Firm:	(Authorized Signature) Name: Title:

Address of Firm:

Authorised Signatory:

Date:

Note:	DO NOT SEND SECURITIES WITH THIS FORM. YOUR KLM NY REGISTRY SHARES MUST BE DELIVERED TO THE U.S. EXCHANGE AGENT TOGETHER WITH YOUR LETTER OF TRANSMITTAL, WHEN AVAILABLE (NOT LATER THAN THREE (3) NEW YORK STOCK EXCHANGE TRADING DAYS FROM THE DATE HEREOF).

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